UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 8, 2008
DISCOVERY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51205	20-2471174
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.
Ascent Media Corporation (“Ascent”), an indirect subsidiary of Discovery Holding Company (the “Company”), has entered into a Purchase Agreement with AccentHealth Holdings, LLC (“Buyer”), dated as of August 8, 2008, pursuant to which Ascent has agreed to sell to the Buyer all of the issued and outstanding limited liability company interests of Ascent Media CANS, LLC (dba Accent Health) (“AccentHealth”), a wholly-owned subsidiary of Ascent. Such transaction is currently expected to close on or before September 15, 2008, subject to customary closing conditions.
As a result of this transaction, if completed, the Company expects that all of its net operating losses for U.S. federal income tax purposes will be utilized in the current tax year.
As described more fully in the Information Statement filed as an exhibit to Ascent’s registration statement on Form 10, File No. 000-53280, as amended, the Company has determined to spin off Ascent by distributing all of Ascent’s common stock to the Company’s shareholders as a dividend. If the sale of AccentHealth is consummated prior to the distribution date of the Ascent spin-off, the cash that Ascent receives from the sale will be included in the assets of Ascent that will be spun off.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 11, 2008

DISCOVERY HOLDING COMPANY

By:	/s/ Charles Y. Tanabe

Name: Charles Y. Tanabe
Title: Senior Vice President, General Counsel and Secretary